PROMISSORY NOTE

$1,070,000        Date: May 10, 2013

For value received, the undersigned Hancock Jaffe Laboratories, Inc. (the “Borrower”), a Delaware Corporation at 70 Doppler, Irvine, California 92618, promises to pay to the order of Leman Cardiovascular SA, (the “Lender”), a Swiss Societe Anonyme the sum of $1,070,000 (one million and seventy thousand dollars) with interest from May 10, 2013, on the unpaid principal at the rate of 6.00% (six percent) per annum.

The unpaid principal and accrued interest shall be payable quarterly installments of interest only beginning on May 10, 2013.

All payments on this Note shall be applied first in payment of accrued interest and any remainder i n payment of principal.

If any payment obligation under this Note is not paid when due the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

2) the death of the Borrower or Lender;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the Borrower’s creditors;

6) the insolvency of the Borrower;

7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending cred it.

If any one or more of the provisions of this Note are determined to be unenforceable, i n whole or in part, for any reason, the remaining provisions shall remain fully operative.

Al l payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and non-payment of this Note.

No renewal or extension of this Note, delay i n enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender’s option.

This Note shall be construed i n accordance with the laws of the State of California.

May 10th, 2013

/s/ Norman Jaffe	/s/ Yury Zhivilo

Hancock Jaffe Laboratories, Inc.	Leman Cardiovascular SA
Rue de la Gare 15.
CH - 1110 Morgas
Switzerland.
P. +41 (O) 21 611 20 00
F. +41 (0) 21 61 f20 39

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (this “Amendment”), dated as of December 13, 2017, is by and among Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Company”), and Leman Cardiovascular S.A. (the “Lender”) and amends that certain Promissory Note, issued by the Company to the Lender on May 10, 2013 (the “Note”).

RECITALS

WHEREAS, the Company and the Lender desire to amend the Note to extend the maturity date to May 10, 2018.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereby agree as follows:

1.            Amendment to Note. The second paragraph of the Note is hereby amended and restated in its entirety as follows:

“The unpaid principal and accrued interest shall be payable in quarterly installments of interest only beginning on May 10, 2013. All principal and unpaid interest on this Note shall be due on May 10, 2018.”

2.            Remainder of Note Unchanged. Except as herein amended, all provisions of the Note shall remain in full force and effect.

3.            Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

4.            Enforceability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall have the same force and effect of the original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

COMPANY:

HANCOCK JAFFE LABORATORIES, INC.

By:	/s/ William Abbot
Name:	William Abbott
Title:	Chief Financial Officer

LENDER:

Leman Cardiovascular S.A.

By:	/s/ Yury Zhivilo
Name:	Yury Zhivilo
Title:	Managing Director

Signature Page to Amendment to Promissory Note